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                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE


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IN RE                          :
                               :
DISCOVERY ZONE, INC., ET AL.,* :           CHAPTER 11
                               :           CASE NO. 96-411 (HSB)
                               :
                               :
                      DEBTORS. :           (JOINTLY ADMINISTERED)
------------------------------x



            INTERIM ORDER PURSUANT TO SECTIONS 364(C)(1), 364(C)(2),
        364(C)(3) AND 364(D) OF THE BANKRUPTCY CODE AND RULE 4001 OF THE
               FEDERAL RULES OF BANKRUPTCY PROCEDURE AUTHORIZING
             THE DEBTORS TO OBTAIN INTERIM REPLACEMENT POSTPETITION
          FINANCING, APPROVING THE COMMITMENT LETTER, AUTHORIZING THE
                 REPAYMENT OF EXISTING POSTPETITION FINANCING,
           GRANTING SENIOR LIENS AND PRIORITY ADMINISTRATIVE EXPENSE
             STATUS, MODIFYING THE AUTOMATIC STAY, AND AUTHORIZING
         THE DEBTORS TO ENTER INTO AGREEMENTS WITH PERRY PARTNERS L.P.


                 Discovery Zone, Inc. ("Discovery Zone") and nineteen of its affiliates as debtors and debtors in possession in the above-captioned chapter 11 cases (collectively, the





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*   Discovery Zone, Inc., Beaverton Fun Fitness, Inc., DJM Management, Inc., DZ
    of Connecticut, Inc., DZ of Georgia, Inc., DZ of Massachusetts, Inc., DZ of Missouri, Inc., DZ of New York, Inc., DZ of Pennsylvania, Inc., DZ of Wisconsin, Inc., Portland Fun Fitness, Inc., Vancouver Fun Fitness, Inc., Discovery Zone (Puerto Rico), Inc., Leaps & Bounds, Inc., Semborg Corp., DZ Party, Inc., DZGP, Inc., Discovery Zone Children's Amusement Corporation, Discovery Zone L.P. and Tumble for Fun Limited Partnership.

"Debtors"), having filed a motion, dated September 17, 1996 (the "Motion"), pursuant to 11 U.S.C. Section 364 of the United States Bankruptcy Code, 11 U.S.C. Section Section 101 et seq. (the "Bankruptcy Code") and Federal Rule of Bankruptcy Procedure 4001 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), for an order seeking, inter alia:

                 (i) Authority pursuant to sections 364(c)(1), 364(c)(2), 364(c)(3) and 364(d) of the Bankruptcy Code, and Rules 4001 and 9014 of the Bankruptcy Rules, for Discovery Zone to borrow or obtain cash advances and to obtain letters of credit guaranteed by Perry Partners L.P. (the "Lender"), with the obligations of Discovery Zone with respect to such cash advances and letters of credit from the Lender guaranteed by Beaverton Fun Fitness, Inc., DJM Management, Inc., DZ of Connecticut, Inc., DZ of Georgia, Inc., DZ of Massachusetts, Inc., DZ of Missouri, Inc., DZ of New York, Inc., DZ of Pennsylvania, Inc., DZ of Wisconsin, Inc., Portland Fun Fitness, Inc., Vancouver Fun Fitness, Inc., Discovery Zone (Puerto Rico), Inc., Leaps & Bounds, Inc., Semborg Corp., DZ Party, Inc., DZGP, Inc., Discovery Zone Children's Amusement Corporation, Discovery Zone L.P. and Tumble For Fun Limited Partnership (collectively, the "Guarantors"), up to the aggregate principal amount of $25,000,000 (inclusive of a $7,000,000 subfacility for the issuance of Letters of Credit) (the "Credit Facility") outstanding at any one time pursuant to the terms of a Revolving Credit Agreement, dated as of September __, 1996 (the "Credit Agreement"), and the Related Documents (as defined in the Credit Agreement) (collectively, the "Loan Documents");





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                 (ii)     Approval of the Commitment Letter dated as of
         September 12, 1996 (the "Commitment Letter"), between Discovery Zone and the Lender;

                 (iii) Authority for the Debtors to execute, deliver and enter into the Loan Documents;

                 (iv)     Approval of the terms and conditions of the Loan
         Documents;

                 (v) Authority for the Debtors to execute and deliver, from time to time, all such other documents, instruments and agreements and perform such other acts as may be required in connection with the Loan Documents;

                 (vi) Authority for Discovery Zone, under section 364(c)(1) of the Bankruptcy Code, to obtain postpetition financing and incur postpetition indebtedness pursuant to the Loan Documents, guaranteed by the Guarantors, which indebtedness due and owing by Discovery Zone, and guaranty obligations owing by the Guarantors, to the Lender shall
         (a) pursuant to section 364(c)(1) of the Bankruptcy Code, have priority over any and all expenses and claims of the kind specified in, inter alia, sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b)
         and 1114 of the Bankruptcy Code, (b) pursuant to section 364(c)(2) of the Bankruptcy Code, be secured by first priority liens on and security interests in all of the Debtors' now owned or hereafter acquired unencumbered assets, (c) pursuant to section 364(c)(3) of the Bankruptcy Code, be secured by junior liens on and security interests in all other now owned or hereafter acquired assets which constitute collateral for the Permitted Liens (as defined in the Loan Documents) and (d) pursuant to section 364(d) of the Bankruptcy Code, be secured by liens on and security interests senior to any liens or security interests in all





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         now owned or hereafter acquired assets other than the assets which constitute collateral for Permitted Liens, provided, however, that all liens and security interests granted to the Lender and the Lender's superpriority administrative expense claims are subject to the Carveout (as defined in Paragraph 15 below);

                 (vii)    The modification of the automatic stay;

                 (viii) Authority for the Debtors, pursuant to sections 364(c)(1), 364(c)(2), 364(c)(3) and 364(d) of the Bankruptcy Code and
         Bankruptcy Rule 4001(c), after (a) an interim hearing on the relief requested by this Motion (the "Interim Hearing") or (b) the deadline for objections to the interim relief sought by this Motion (the "Interim Relief Objection Deadline"), if no objections are timely filed, to obtain interim financing from the Lender on an emergency basis, under the same terms and conditions set forth in the Loan Documents, pending a final hearing on the Motion in accordance with Bankruptcy Rule 4001(c) (the "Final Hearing"), the amount outstanding at any one time of such loans, advances and the face amount of Letters of Credit pending the entry of the Final Order (as defined in paragraph 2 of the Motion) not exceeding the aggregate principal amount of $20,000,000 and to pay all fees and to reimburse all out-of-pocket expenses payable or reimbursable pursuant to the terms of the Credit Agreement as a result of such interim financing;

                 (ix) Authorizing the payment in full of all outstanding obligations under the credit agreement dated as of April 30, 1996, as amended by the First Amendment thereto dated as of May 28, 1996 (as so amended, the "Prior Credit Facility"), as among the Debtors, the Guarantors that are signatories thereto and Madeline, LLC (the





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         "Prior Lender") as approved by, inter alia, Order of this Court dated
         May 20, 1996 (the "Prior Final Order"); and

                 (x) Scheduling and approving the form and method of notice of the Final Hearing to consider the granting of full authority to the Debtors to utilize the Credit Facility, and to obtain all credit available and as needed under the Credit Facility as provided and needed thereby; and

                 (xi) Granting the Debtors such other and further relief as the Court deems necessary, appropriate, equitable and proper;

                 NOW, THEREFORE, upon the Motion, the files and pleadings in these cases, and upon completion of the interim hearing with respect to the Motion and after due deliberation and sufficient cause appearing therefor, the Court hereby finds as follows:

                 A. Capitalized terms used in this Order and not otherwise defined herein have the meanings ascribed to such terms in the Loan Documents, the terms of which shall be, and they hereby are, incorporated herein by reference as if fully set forth at length.

                 B. The Debtors filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code on March 25, 1996 (the "Petition Date"), and are continuing in the management and possession of their businesses and properties as debtors in possession pursuant to sections 1107 and 1008 of the Bankruptcy Code.

                 C. Discovery Zone is the direct or indirect parent of each of the other Debtors. The Debtors are principally engaged in the operation of children's indoor entertainment and fitness facilities, which are referred to as Discovery Zone FunCenters (each a "FunCenter"). The Debtors, with the assistance of their professionals, continue to review





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and analyze their overall FunCenter operations and, specifically, the potential contributions of their FunCenters located in various markets to the future configuration of the Debtor's overall FunCenter operations. The Debtors expect that, during the course of these chapter 11 cases, the Debtors, after consultation with the Committee, will close those presently operating
FunCenters which the Debtors conclude are not part of the Debtors' core business.

                 D. The Debtors intend to operate a fundamentally sound and valuable business, with a strong customer base, which provides employment for a large number of employees, and the Debtors remain valuable customers for their vendors.

                 E. The Debtors have requested that the Lender provide postpetition financing to the Debtors, in order to provide funds to be used by the Debtors for (i) the payment in full of all outstanding obligations under the Prior Credit Facility and (ii) their general operating, working capital and other business purposes in the ordinary course of the Debtors' business.

                 F. The Debtors are unable to obtain unsecured credit allowable under section 503(b)(1) of the Bankruptcy Code, or pursuant to sections 364(a) and (b) of the Bankruptcy Code or without the guaranties of the Guarantors and the granting of the liens and security interests as set forth herein and in the Loan Documents. After considering all alternatives, the Debtors have concluded, in the exercise of their respective best and reasonable business judgment, that the Credit Facility represents the best working capital financing available.

                 G. No other source of interim financing exists on terms more favorable than those offered by the Lender.





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                 H.       The financing proposed by the Motion will permit the
Debtors to have the funds necessary (i) to pay in full all outstanding obligations under the Prior Credit Facility and (ii) to pay their postpetition payroll, payroll taxes, landlords, inventory suppliers, overhead and other expenses necessary for the continued operation of the Debtors' businesses and the management and preservation of the Debtors' assets and properties.

                 I. The relief requested in the Motion is necessary, essential, and appropriate for the continued operation of the Debtors' business and the management and preservation of their assets and properties. The interim relief requested in the Motion pending a final hearing is necessary to avoid immediate and irreparable harm to the estate. The loans and advances under the Credit Agreement will benefit, and is in the best interests of, the Debtors, their estates, creditors and equity security holders.

                 J. The Motion was filed on September 17, 1996 and the Debtors have provided actual notice of the Motion and the relief requested thereunder, the hearing in respect to the Motion and the terms of this Order, whether by telephone, telecopy, first class mail, overnight courier or by-hand delivery, to (i) the Office of the United States Trustee; (ii) the Lender and its attorneys; (iii) all creditors known to the Debtors who may have liens against the Debtors' assets; (iv) all landlords, owners, operators and/or mortgagors of the premises at which any of the Debtors' inventory is located;
(v) the Statutory Committee of Unsecured Creditors (the "Committee") and its counsel; (vi) the Prior Lender and its counsel; (vii) the United States Internal Revenue Service; and (viii) all parties-in-interest that have filed Notices of Appearances in these chapter 11 cases, all as more fully described in the Certificate of Service filed by counsel for the Debtors. Sufficient and adequate notice of the Motion and the





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hearing with respect thereto has been given pursuant to Bankruptcy Rules 2002,
4001(c) and (d) and 9014 and section 102(1) of the Bankruptcy Code as required by section 364(c) and 364(d) of the Bankruptcy Code and no further notice of, or hearing on the relief sought in the Motion is necessary or required.

                 K.       Objections to the Motion were filed by:

                 (i)      The Tennessee Department of Revenue ("TDOR");

                 (ii)     McDonald's Corporation ("McDonald's"); and

                 (iii) The Equitable Life Assurance Society of the United States, New Plan Realty Trust, General Growth Management, Inc., Kravco Company and Federal Realty Investment Trust (collectively, the "Objecting Landlords"; TDOR, McDonald's and the Objecting Landlords collectively are referred to herein as the "Objectors").

                 L. Consideration of the Motion constitutes a "core proceeding" as defined in 28 U.S.C. Section Section 157(b)(2)(A), (D), (G),
(K), (M) and (O). This Court has jurisdiction over this proceeding and the parties and property affected hereby pursuant to 28 U.S.C. Section Section 157 and 1334.

                 M. The terms of the Commitment Letter, between Discovery Zone and the Lender, has been negotiated in good faith and at arms' length.
The terms of the Loan Documents between the Debtors and the Lender, pursuant to which postpetition loans and advances may be made or provided to Discovery Zone by the Lender, and pursuant to which the Lender may cause the issuance of Letters of Credit, have been negotiated in good faith and at arm's length as that term is used at section 364(e) of the Bankruptcy Code. This Order is





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subject to, and the Lender is entitled to the benefits of, the provisions of section 364(e) of the Bankruptcy Code.

                 N. Good, adequate and sufficient cause has been shown to justify the granting of the relief requested herein and the immediate entry of this Order.

                 ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED AND DECREED, that:

                 1. The Motion is granted and approved to the extent provided below. To the extent not otherwise withdrawn or resolved, the objections of the Objectors hereby are overruled.

                 2. Good and sufficient notice of the Motion's request for the entry of this Order and the hearing thereon has been provided in accordance with Sections 102(1), 364(c)(1), (2), (3) and 364(d) of the Bankruptcy Code and Bankruptcy Rules 2002 and 4001, and any requests for other and further notice shall be and are hereby denied.

                 3. The relief granted by this Court pursuant to this Order is necessary to avoid immediate and irreparable harm to the Debtors' estates.

                 4. Discovery Zone is unable to obtain cash advances and a letter of credit facility as unsecured credit allowable under section 503(b)(1) of the Bankruptcy Code and without the guarantees of the Guarantors. Without the availability of the Credit Facility, it will be materially more expensive for the Debtors to fund their working capital needs. If the Debtors are unable to finance their working capital needs, the Debtors' ability to preserve the going-concern value of their businesses will be quickly eroded. The preservation and maintenance of the going-concern values of the Debtors (collectively and independently) is of





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utmost significance and importance to a successful reorganization of the
Debtors pursuant to the provisions of chapter 11 of the Bankruptcy Code.

                 5. Discovery Zone will receive postpetition loans and/or advances and credit and the Guarantors will receive other direct or indirect benefits from the Credit Facility authorized by this Order.

                 6. Discovery Zone is hereby immediately authorized and empowered to borrow from the Lender or to cause the Lender to issue Letters of Credit and the Lender is authorized to lend or to cause the issuance of Letters of Credit by the Letter of Credit Issuer pursuant to the terms of this Order and the terms and conditions set forth in the Loan Documents, in such amount or amounts as may be made available to Discovery Zone from the Lender, in accordance with the terms of the Loan Documents, which Loan Documents are hereby approved in all respects (including all rights and remedies set forth or referred to in the Loan Documents). The amount outstanding at any one time of such loans, advances and the face amount of Letters of Credit pending the entry of the Final Order shall not exceed the aggregate principal amount of $20,000,000. Discovery Zone is immediately authorized and directed to repay all outstanding obligations under the Prior Credit Facility (such Obligations, as defined in the Prior Credit Facility, the "Prior Obligations") and the Prior Final Order with the initial proceeds of the Credit Facility, and such repayment shall be indefeasible, which may include other arrangements reasonably acceptable to the Prior Lender with respect to the outstanding letters of credit issued pursuant to the Prior Credit Facility.

                 7. The Debtors shall use the proceeds of the loans and advances made, and the Letters of Credit issued, under the Credit Facility for
(i) the payment in full of all





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outstanding Prior Obligations under the Prior Credit Facility and (ii) the payment of employee salaries, payroll, taxes, collection of accounts, purchases of inventory, advertising, lease obligations, and other general operating and working capital purposes in the ordinary course of the Debtors' businesses (including amounts paid for such purposes which may constitute administrative expense claims under the Bankruptcy Code, attributable to the operation of the businesses of the Debtors which are approved by the Court) and expenditures authorized by order of the Court, and in accordance with the terms and conditions of the Loan Documents.

                 8. The terms and conditions of the Loan Documents, which are incorporated into the terms and conditions of this Order, shall be sufficient and conclusive evidence of the borrowing arrangements between the Debtors and the Lender and of the Debtors' agreement as to the conditions of the Loan Documents, for all purposes, including the payment of all principal, interest, loan management fees, facility fees and other fees and expenses, including attorneys' fees and legal expenses as more fully set forth in the Loan Documents. The Debtors' Obligations (as defined below) shall be joint and several.

                 9. The Debtors are authorized to do and perform all acts, to make, execute and deliver all instruments and documents (including, without limitation, the Loan Documents and Letter of Credit applications and reimbursement agreements with third parties as contemplated by the Loan Documents, including the amendments to Schedule 8.02 to the Credit Agreement agreed to by McDonald's and the Debtors, all of which are hereby approved) which may be required or necessary for the performance of the Debtors under the terms of this Order, the Loan Documents and the financing hereby approved.





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                 10.      The Debtors are authorized and directed, subject to
the information and reasonableness requirements of Section 330 of the Bankruptcy Code and Local Rule 27 and Attachment A to this Order, to pay or reimburse the Lender for all present and future reasonable fees, costs and expenses, including (i) attorneys' fees and legal expenses, and (ii) fees and other amounts which may be required or necessary for the performance of the Debtors under the terms of this Order, the Loan Documents and the financing hereby approved, or which may be paid or incurred by the Lender to effectuate the financing transactions as provided in this Order and the Loan Documents, all of which unpaid fees, commissions, costs and expenses, shall be and are included as part of the principal amount of the Obligations (as defined below). Notwithstanding the foregoing, the Borrower shall not be obligated to pay on behalf of the Lender, or to reimburse the Lender for, out-of-pocket expenses incurred on or prior to the Closing Date to the extent such out-of-pocket expenses exceed $50,000.

                 11. As security for the full and timely payment of any and all obligations, liabilities and indebtedness of the Debtors to the Lender arising under the Loan Documents and the Credit Facility (collectively, the "Obligations"), and upon the indefeasible payment in full of the Prior Obligations under the Prior Credit Facility, the Lender shall have and is hereby granted (in each of the above-captioned chapter 11 cases) (i) pursuant to section 364(c)(2) of the Bankruptcy Code, first priority liens on and security interests in all of the Debtors' now owned or hereafter acquired unencumbered assets, of whatever kind or nature; (ii) pursuant to section 364(c)(3) of the Bankruptcy Code, junior liens on and security interests in all other now owned or hereafter acquired assets which constitute collateral for





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Permitted Liens and (iii) pursuant to section 364(d) of the Bankruptcy Code, liens on and security interests in all of the Debtors' now owned or hereafter acquired assets, which liens and security interests shall be senior to any and all liens on or security interests in such assets other than the assets which constitute collateral for Permitted Liens (the assets described in clauses (i), (ii) and (iii) of this paragraph which are subject to a lien or security interest in favor of the Lender collectively being the "Collateral"), provided, however, that (a) the Lender shall not have liens on or security interests in any recoveries resulting from claims arising under sections 544, 545, 547, 548, 549, 550 or 553 of the Bankruptcy Code (the "Avoidance Action Proceeds") and
(b) the Avoidance Action Proceeds shall not be used to pay the superpriority administrative expense claims granted to the Lender hereunder and under the Loan Documents.

                 12. Other than with respect to Permitted Liens, the liens and security interests granted to the Lender hereunder and in the Loan Documents shall not be subordinated to or pari passu with any other lien or security interest, however arising, included but not limited to a lien or security interest granted under section 364(d) of the Bankruptcy Code or otherwise, unless the Lender consents in writing.

                 13.      (a)     The liens and security interests in favor of
the Lender described herein and in the Loan Documents shall be deemed valid, binding, enforceable and perfected upon entry of this Order, and shall not be subject to any lien or security interest which is avoided and preserved for the benefit of the Debtors under section 551 of the Bankruptcy Code.





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                 (b)      The Lender shall not be required to file any
financing statements, notice of lien or similar instruments in any jurisdiction or filing office, or to take any other action in order to validate or perfect the liens and security interests granted by or pursuant to this Order or pursuant to the Loan Documents.

                 (c) Should the Lender, in its sole discretion, from time to time, choose to file such financing statements, notices of lien or similar instruments, take possession of any Collateral, or take any other action to validate or perfect any such security interest or lien, the Debtors and their officers are hereby directed to execute any such documents or instruments as the Lender shall reasonably request and all such documents and instruments shall be deemed to have been filed or recorded at the time and on the date of entry of this Order.

                 (d) A photocopy of this Order may, in the discretion of the Lender, be filed with or recorded in filing or recording offices in addition to or in lieu of such financing statements, notices of lien or similar instruments, and all filing offices are hereby directed to accept such certified copy of this Order for filing and recording.

                 14. For all Obligations, and in addition to the foregoing but subject to Paragraph 11 of this Order, the Lender is hereby granted an allowed superpriority administrative claim in accordance with section 364(c)(1) of the Bankruptcy Code having priority in right of payment over any and all other obligations, liabilities and indebtedness of any Debtor, now in existence or hereafter incurred by any Debtor, and over any and all administrative expenses or priority claims of the kind specified in, or ordered pursuant to, sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b) or 1114 of the
Bankruptcy Code.





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                 15.      The Lender's security interests in and liens upon the
Debtors' assets and the Lender's superpriority administrative expense claim shall be subordinate only to:

                 (a) fees and expenses of the office of the United States Trustee pursuant to 28 U.S.C. Section 1930(a)(6); and

                 (b) allowed fees and expenses of professionals retained in these chapter 11 cases pursuant to sections 327 and 1103 of the Bankruptcy Code by the Debtors or any official committee, and the expenses of members of any official committee appointed in these chapter 11 cases;

                 (c) sales taxes collected by the Debtors that constitute trust funds under Section 111.016 of the Texas Tax Code; and

                 (d) sales taxes collected by the Debtors that constitute trust funds under T.C.A. Section Section 67-6-101 et seq. of the Tennessee Code.

provided, however, that the Lender's security interests in and the liens upon the Collateral and the superpriority administrative expense claim shall be subordinate only to payments made under subparagraphs (a) and (b) in an amount not to exceed $1,500,000 in the aggregate outstanding at any time (inclusive of any holdbacks on interim compensation required by this Court) (the "Professional Expense Cap"); and it is further provided that after the occurrence and during the continuance of an Event of Default (as defined in the Credit Agreement), any payments actually made to such professionals after or during such period, under sections 330 and 331 of the Bankruptcy Code or otherwise in respect of fees and expenses, will reduce the Professional Expense Cap on a dollar-for-dollar basis. All of the funds set forth in subparagraphs
(a), (b), (c) and (d) are collectively referred to as the "Carveout".  No other





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claim or expense, having priority senior or pari passu to that granted to the
Lender in this Order, shall be granted in these chapter 11 cases, or any superseding chapter 7 cases, while any portion of the Obligations, the Credit Facility or the commitment remains outstanding.

                 16. Notwithstanding the foregoing, the Debtors shall be permitted to pay, as the same may become due and payable, (i) administrative expenses of the kind specified in section 503(b) of the Bankruptcy Code incurred in the ordinary course of their businesses, (ii) obligations payable to the Objecting Landlords under section 365(d)(3) of the Bankruptcy Code, and
(iii) subject to the provisions of Paragraph 15(b) hereof, compensation and reimbursement of expenses to professionals allowed and payable under sections 330 and 331 of the Bankruptcy Code.

                 17. The Debtors are authorized and directed, to the extent required under the Loan Documents, either to deposit or cause to be deposited into the depository accounts monies, checks, credit card sales drafts, credit card sales or charge slips or receipts, drafts and any other payments received from its account debtors and other parties, now or hereafter obligated to pay the Debtors for services or other property of the Debtors' estates. The Lender is authorized to apply such payments and proceeds received by the Lender to the Obligations as set forth in this Order and the Loan Documents.

                 18. The Debtors are authorized and directed, at the Lender's request, to: (i) establish the depository account arrangements designated in the Loan Documents, and if and to the extent any deposits or transfers into the depository accounts are considered to be property of the Debtors' estates, any bonding requirements set forth in section 345 of the Bankruptcy Code, if applicable, are hereby waived; (ii) deposit proceeds, to the extent





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required under the Loan Documents, of Collateral received by the Debtors into the depository accounts established for the benefit of the Lender; and (iii) enter into such agreements as may be necessary to effectuate such arrangements.

                 19. (a) The Debtors are hereby authorized and directed to perform all acts, and execute and comply with the terms of such other documents, instruments and agreements in addition to the Loan Documents, as the Lender may reasonably require as evidence of and for the protection of the Obligations and the Collateral or which may be otherwise deemed necessary by the Lender to effectuate the terms and conditions of this Order and the Loan Documents, each of such documents, instruments and agreements being included in the definition of "Loan Documents" contained herein.

                 (b) The Debtors are authorized to execute and deliver the Contribution Agreement which provides for a fair and equitable sharing of the joint and several obligations of the Debtors under the Credit Agreement and the Credit Facility.

                 (c) The Debtors are authorized to execute and deliver a termination and release agreement, which provides for the termination of all obligations under the Prior Credit facility (the "Termination and Release Agreement"), and all other instruments and documents which may be required or necessary for the performance of the Debtors under the terms of the Termination and Release Agreement.

                 20. The Debtors are authorized and directed to provide to the Lender, unless there is a written waiver by the Lender in each instance, all of the documentation, reports, schedules, assignments, financial statements, insurance policies and endorsements, access,





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

inspection, audits and other information which the Debtors are required to provide to the Lender under the Loan Documents.

                 21. Except as modified by Paragraph 22 of this Order, the automatic stay provisions of section 362 of the Bankruptcy Code are vacated and modified to the extent necessary to permit the Lender to implement the terms and conditions of the Loan Documents and the provisions of this Order, including, without limitation, to perfect its liens and security interests and to exercise its rights and remedies under the Credit Agreement.

                 22. Subject to the provisions of the Loan Documents, and upon the expiry of two Business Days after the Lender shall have filed with the Bankruptcy Court an affidavit identifying any default hereunder or Event of Default under the Loan Documents (collectively, "Events of Default") and served the same by hand delivery, telecopier or overnight mail upon counsel to the Debtors and the Committee, the automatic stay provisions of section 362 of the Bankruptcy Code are vacated and modified to the extent necessary so as to permit the Lender to exercise all rights and remedies provided for in the Loan Documents, without filing further pleadings or application to or order of this Court; provided, however, that, notwithstanding anything to the contrary set forth herein or in the Loan Documents, the Lender shall use only reasonable efforts to maximize the value of the Collateral in connection with the exercise of its remedies hereunder or under the Loan Documents. Upon the occurrence of any Event of Default, (a) the Lender shall be relieved of any and all obligations to make additional advances and (b) the Credit Facility and the Lender's commitment thereunder shall be terminated. Subject only to the provisions of this Paragraph and the Loan Documents, the Lender shall be and is hereby authorized, in its discretion, to take any and all actions and remedies which the

Lender may deem appropriate, in good faith and in a commercially reasonable manner, to proceed against and realize upon the Collateral and the Debtors hereby are directed to cooperate with the Lender in the exercise of such rights, provided that nothing in this Order shall prevent the Debtors from seeking to have the Bankruptcy Court adjudicate any dispute with respect thereto.

                 23. Unless an Event of Default occurs sooner, in the event the Final Order is not entered on or before October 28, 1996, all of the Obligations shall immediately become due and payable and the Lender shall be automatically and completely relieved from the effect of any stay, including, without limitation, any stay under section 362 of the Bankruptcy Code or any other restriction on the enforcement of the liens and security interests or any other rights granted to the Lender pursuant to the terms and conditions of the Loan Documents or this Order, and the Lender shall be and is hereby authorized, in its discretion, to take any and all actions and remedies which the Lender may deem appropriate and to proceed against and realize upon the Collateral and any other property of the estates of the Debtors upon which it has been or may hereafter be granted liens and security interests to obtain repayment of the Obligations, including, without limitation, all such actions and remedies set forth in the Loan Documents (except if the authority of Discovery Zone to borrow from the Lender shall be extended with the prior written consent of the Lender, which consent shall not be implied from any other action, inaction or acquiescence by the Lender).

                 24. No costs or expenses of administration which have or may be incurred in any of the Debtors' respective chapter 11 cases, any conversion of any of the Debtors' respective chapter 11 cases pursuant to section 1112 of the Bankruptcy Code, pursuant to sections 105, 506(c) or 522 of the Bankruptcy Code, or in any future proceedings or cases related hereto, shall be charged against the Lender, its claims or the Collateral, without the prior written consent of the Lender, and no such consent shall be implied from any other action, inaction or acquiescence by the Lender and no obligations incurred or payments or other transfers made by or on behalf of the Debtors on account of the financing arrangements with the Lender shall be avoidable or recoverable from the Lender under sections 547, 548, 550, 553 or any other provision of the Bankruptcy Code.

                 25. No costs or expenses of administration including, without limitation, professional fees allowed and payable under sections 330 and 331 of the Bankruptcy Code that have been or may be incurred in the Debtors' cases, or after any conversion of any of these cases under section 1112 of the Bankruptcy Code or in any other proceeding related thereto, and no priority claims are, or will be, prior to or on a parity with the administrative claims of the Lender arising hereunder or will be paid from proceeds of the Collateral granted to the Lender hereunder and under the Loan Documents; provided, however, that to the extent that Avoidance Action Proceeds are unavailable to pay such fees, the Lender will permit to be paid the Carveout, which shall be paid, if an Event of Default has occurred and is continuing and the Lender has ceased making loans and advances and causing the issuance of Letters of Credit under the Credit Facility, from the proceeds of the Collateral (the "Permitted Payments"); provided, further, however, that the parties entitled to any portion of the Carveout shall not have any rights in connection with any foreclosure, sale or other disposition of the Collateral hereunder (including, without limitation, the right to require a sale of any Collateral), other than the right to receive Permitted Payments from the proceeds thereof. Without limiting the priority of the Lender's liens and security interests, subject to the rights of the holders of Permitted Liens, the holders of allowed claims covered by the Carveout shall have the right, to the extent unencumbered assets are unavailable to pay the Carveout, to receive to the extent of such claims the initial net proceeds of the liquidation of the Collateral not to exceed in the aggregate the Professional Expense Cap to the extent available pursuant to Paragraph 15 hereof.

                 26. Except as otherwise provided in the Loan Documents, so long as the Lender's commitment or any Obligation, liability of indebtedness under the Loan Documents and this Order shall remain outstanding, (i) the Debtors shall not, directly or indirectly, create, incur, assume or permit to exist any security interest, encumbrance, lien or other security arrangement of any kind, on or with respect to any of their respective assets, including, but not limited to, their inventory, or take or fail to take any action which would grant or create a lien or security interest in favor of any person (other than the Lender) in such assets and (ii) there shall not be entered in the any of the Debtor's respective chapter 11 cases or any subsequent chapter 7 cases any further order which authorizes under any section of the Bankruptcy Code, including sections 105, 363 or 364, the procurement of credit or the incurring of indebtedness secured by a lien or which is entitled to superpriority administrative status which is equal to or superior to that granted to the Lender herein, unless in each instance (x) the Lender shall have given its prior written consent thereto and no such consent shall ever be implied form any other action, inaction or acquiescence by the Lender or (y) such other order requires that the Obligations be indefeasibly paid in full and discharged contemporaneously with the entry of such order.

                 27. Except as otherwise provided for in the Loan Documents, no order (i) dismissing the chapter 11 case of any of the Debtors under sections 305 or 1112 of the Bankruptcy Code or otherwise shall be entered unless prior to the entry thereof the Obligations owing to the Lender under the Loan Documents shall have been paid in full in cash, and all outstanding Letters of Credit shall have been terminated or cash collateralized in accordance with the provisions of the Loan Documents, and the Lender's obligation to make loans or to cause the issuance of Letters of Credit has been terminated; (ii) converting the chapter 11 case of any of the Debtors under section 1112 of the Bankruptcy Code or otherwise shall be entered unless such order expressly provides that the priority of the claims of the Lender granted herein shall be senior in right of payment to any claim allowed under section 503(b) of the Bankruptcy Code which is incurred or arises on or after the date of such order; or (iii) confirming any plan of reorganization in any of the Debtors' chapter 11 cases shall be entered unless such order provides for the payment in full in cash of all Obligations payable or owing to the Lender under the Loan Documents and the termination or cash collateralization of all outstanding Letters of Credit in accordance with the provisions of the Loan Documents on or before the effective date of, or substantial consummation of, the plan of reorganization that is the subject of such order.

                 28. Upon the indefeasible payment in full and in cash of the Prior Obligations to the Prior Lender in accordance with, inter alia, Paragraph 6 of this Order, (a) the superpriority administrative expense claims of, and the liens and security interests granted to, the Prior Lender under the Prior Credit Facility and the Orders of this Court, dated May 2, 1996 and May 20, 1996, shall be deemed satisfied, released and of no further force or effect and (b) the Prior Lender's commitments to make loans or issue letters of credit under the Prior Credit Facility or the Orders of this Court referred to in clause (a) of this Paragraph shall be terminated.

                 29. All advances under the Loan Documents (including the issuance of Letters of Credit by the Letter of Credit Issuer) are made in reliance upon this Order, and, therefore, the indebtedness evidenced by such advances (and reimbursement obligations relating to Letters of Credit) prior to the effective date of any stay, modification or vacation of this Order cannot
(i) be subordinated (except as otherwise provided in this Order as to the Carveout), (ii) lose its priority lien status or its superpriority claim status or (iii) be deprived of the status of the claims, liens and security interests granted to the Lender under this Order or the Loan Documents, as a result of any subsequent order in the Debtors' respective chapter 11 cases, or any superseding chapter 7 cases.

                 30. The provisions of this Order shall be effective immediately upon entry of this Order by the Court and any actions taken pursuant hereto shall survive entry of, and shall govern with respect to any conflict with, any order which may be entered confirming any plan of reorganization, dismissing any of the Debtors' chapter 11 cases or which may be entered converting any Debtor's chapter 11 case from chapter 11 to chapter 7. The terms and provisions of this Order, as well as the priority of the Lender's claims, liens and security interests, and all rights of the Lender and the Obligations of each Debtor created or arising pursuant hereto or to the Loan Documents, shall constitute a valid and binding obligation of each of the Debtors, enforceable against each such Debtor in accordance with its terms, and shall continue in the Debtors' chapter 11 cases and in any superseding chapter 7 cases under the Bankruptcy Code, and such claims, liens and security interests shall maintain their priority as provided by this Order until satisfied and discharged in accordance with the terms of the Loan Documents.

                 31. The provisions of this Order shall inure to the benefit of the Debtors and the Lender and their respective successors and assigns, and shall be binding upon the Debtors and the Lender and the Debtors' and Lender's respective successors and assigns, including any Trustee or other fiduciary hereafter appointed as a legal representative of any of the Debtors or with respect to property of the estates of any of the Debtors, whether under chapter 11 of the Bankruptcy Code or any subsequent chapter 7 case, and shall also be binding upon all creditors of the Debtors and other parties in interest.

                 32. In making decisions to make advances to Discovery Zone, or to issue Letters of Credit under the Loan Documents or to collect the indebtedness and obligations of the Debtors, the Lender shall not be deemed to be in control of the operations of the Debtors or to be acting as a "responsible person" or "owner" or "operator" with respect to the operation or management of the Debtors, including, without limitation, with respect to the Collateral and any real property in which any of the Debtors' estates hold an interest (as such terms, or any similar terms, are used in the United States Comprehensive Environmental Response, Compensation and Liability Act, as amended, or any similar federal or state statute).

                 33. The terms of the financing arrangements between the Debtors and the Lender were negotiated in good faith and at arm's length between the Debtors and the Lender and any credit extensions which are caused to be issued to Discovery Zone by the Lender on behalf of itself or any participants or assignees pursuant to the Loan Documents are deemed to have been extended in good faith, as the term is used in section 364(e) of the Bankruptcy Code, and shall be entitled to the full protection of section 364(e) of the Bankruptcy Code in the event that this Order or any provision hereof is vacated, reversed or modified, on appeal or otherwise.

                 34. If any or all of the provisions of this Order are hereafter modified, vacated or stayed, such modification, vacation or stay shall not affect (i) the validity of any obligation, indebtedness or liability incurred by the Debtors to the Lender prior to the effective date of such modification, vacation or stay, or (ii) the validity or enforceability of any security interest, lien or priority authorized or created hereby or pursuant to the Loan Documents. Notwithstanding any such modification, vacation or stay, any indebtedness, obligations or liabilities incurred by the Debtors to the Lender prior to the effective date of such modification, vacation or stay shall be governed in all respects by the original provisions of this Order, and the Lender shall be entitled to all the rights, remedies, privileges and benefits granted herein and pursuant to the Loan Documents with respect to all such indebtedness, obligations or liabilities.

                 35. Upon the payment in full of all Obligations to the Lender, or upon the termination of this Order, the Lender and the Debtors shall each be released from any and all obligations pursuant to the terms of this Order and/or the Loan Documents.

                 36. The Debtors shall provide the following information to (i) counsel and accountants for the Committee and (ii) counsel to the
Lender:

                 (a) A Weekly Flash Report substantially in the form attached hereto as Schedule 1, together with such changes as the Debtors and the Committee may agree to, on or before the third business day of each week following the week covered by such report.

                 (b) A Rolling Thirteen Week Forecast substantially in the form attached hereto as Schedule 2, together with such changes as the Debtors and the Committee may agree to, on or before the eleventh business day of each month.

                 (c) Monthly Operating Reports, in the form required by the Office of the United States Trustee, when provided to the United States Trustee.

                 (d) All information which is required to be provided to the Lender pursuant to Section 7.01 of the Credit Agreement, when furnished to the Lender.

                 (e) A Monthly Revenue Report in the form attached hereto as Schedule 3, on or before the eleventh business day of each month following the month covered by such report, which sets actual revenue on a store by store basis against 1995 actual revenue, as such historical information is set forth in the Debtors' books and record.

                 (f) A Monthly Comparables Revenue Report in the form attached hereto as Schedule 4, as may be requested by counsel and accountants for the Committee, on or before the eleventh business day of each month following the month covered by such report, which sets forth actual revenue on a store by store basis against 1996 projected revenue for that month on a store by store basis. The first month to be reported under a Monthly Comparables Revenue Report is June 1996.

                 (g) A Weekly Visitation Report in the form attached hereto as Schedule 5 on or before the fifth business day of each week following the week covered by such report.

                 37. To the extent the terms and conditions of the Loan Documents are in conflict with the terms and conditions of this Order, the terms and conditions of this Order shall control.

                 38. The Final Hearing with respect to the relief requested in the Motion is set for ______ __.M. on October 25, 1996, in the courtroom usually occupied by this Court, the United States Bankruptcy Court for the District of Delaware, in Wilmington, Delaware, at which time any party-in-interest may appear and state its objections, if any, to the borrowings by Discovery Zone, and the guaranty obligations of the Guarantors. The following parties which have previously received copies of the Motion shall immediately, and in no event later than _________, 1996, be mailed copies of this Order by first class mail: (i) the Office of the United States Trustee;
(ii) the Lender and its attorneys; (iii) all creditors known to the Debtors who may have liens against the Debtors' assets; (iv) all landlords, owners, operators and/or mortgagors of the premises at which any of the Debtors' inventory is located; (v) the Committee and its counsel; (vi) the Prior Lender and its counsel; (vii) the United States Internal Revenue Service; and (viii) all parties-in-interest that have filed Notices of Appearances in these chapter 11 cases. Objections shall be in writing and shall be filed with the Clerk of the Bankruptcy Court, 5th Floor, with a copy served upon Shearman & Sterling, 599 Lexington Avenue, New York, NY 10022-6065, Attention: Douglas P. Bartner, Esq.; Young, Conaway, Stargatt & Taylor, 1110 N. Market Street, Rodney Square North, 11th

Floor, Wilmington, DE 19801, Attention: Laura Davis Jones, Esq.; Schulte Roth & Zabel, 900 Third Avenue, New York, NY 10022, Attention: Mark Neporent, Esq. and Mark Broude, Esq.; and Roberts, Sheridan & Kotel, 640 Fifth Avenue, New York, NY 10019, Attention: L. Kevin Sheridan, Esq., so that such objections are received on or before the close of business on _____________________, 1996; any objections by creditors or other parties-in-interest to any of the provisions of this Order shall be deemed waived unless filed and received in accordance with the notice on or before the close of business on such date. Except as otherwise provided in this paragraph, the terms of this Order shall be valid and binding upon the Debtors, all creditors of the Debtors and all other parties-in-interest from and after the date of this Order by this Court. In the event this Court modifies any of the provisions of this

Order and the Loan Documents following such further hearing, such modifications shall not affect the rights and priorities of the Lender pursuant to this Order with respect to the Collateral and any portion of the Obligations which arises, or is incurred or is advanced prior to such modifications (or otherwise arising prior to such modifications), and this Order shall remain in full force and effect except as specifically amended or modified at such final hearing.

                 39. Nothing in this Order shall: (a) relieve the Debtors of their respective obligations to the Objecting Landlords under section 365(d)(3) of the Bankruptcy Code; or (b) constitute a waiver by any Objecting Landlord of its rights under section 365(b)(3) of the Bankruptcy Code, which rights hereby are reserved.

Dated:   Wilmington, Delaware
         September __, 1996

                                        ------------------------------
                                        UNITED STATES BANKRUPTCY JUDGE

                                   EXHIBIT A

                 In addition to the requirements of Order 27 of the Local Rules for the United States Bankruptcy Court for the District of Delaware, and in reference to that order, professionals shall provide the following information:

                 1. All time will be billed in increments of one-tenth of an hour.

                 2. The Court has a preference for time entries to be presented chronologically.

                 3. For each individual billing time in the fee application, the application shall inform the Court of the number of years that individual has been practicing law or working in such applicant's field, and his or her area of expertise.

                 4. All meetings or hearings shall be individually identified in the time sheets. Each meeting or hearing shall identify each participant, and the subject(s) of the meeting or hearing. The time entry for each meeting or hearing for which a participant is billing shall explain that participant's role.

                 5.       Any time billed for computer assisted legal research
         (CALR) shall be separately listed in the time sheets with sufficient detail for the court to determine the substantive nature of the research and the reasonableness of the use of CALR and the time expended on that activity.

                 6. Expenses shall also be summarized by categories, for the entire period of the request. Examples of such categories are computer assisted legal research, photocopying, facsimile transmissions, airfare, meals, and lodging.